Exhibit 99.1

Ares Management, L.P. Changes Record Date for First Quarter Common Distribution

Amount and Payment Date Remain Unchanged

LOS ANGELES—Ares Management, L.P. (NYSE:ARES) (the “Company”) today announced that the record date for the Company’s upcoming first quarter common distribution has been moved from May 22, 2017 to May 30, 2017.  The change in date ensures that the record date for the distribution is consistent with stock exchange requirements.  The previously announced distribution of $0.13 per common unit and payment date of June 5, 2017 remain unchanged.

About Ares Management, L.P.

Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $100 billion of assets under management as of March 31, 2017 and more than 15 offices in the United States, Europe, Asia and Australia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors:

Carl Drake, 800-340-6497

cdrake@aresmgmt.com

or

Priscila Roney, 212-808-1185

proney@aresmgmt.com

Media:

Mendel Communications

Bill Mendel, 212-397-1030

bill@mendelcommunications.com